UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2025

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, PTC Inc. announced the November 30, 2025 appointment of Jennifer DiRico as the Executive Vice President, Chief Financial Officer of PTC, effective as of January 1, 2026. Ms. DiRico has served as the Chief Financial Officer at Commvault Systems, Inc., a cyber resilience company, since August 2024. Before that, Ms. DiRico served as Senior Vice President & General Manager, International at Toast, Inc. (“Toast”) from December 2023 to August 2024, having served in a series of leadership positions within Toast from May 2016 to December 2023, including Senior Vice President & Head of Finance, and Chief of Staff. Prior to that, Ms. DiRico served in finance leadership positions with Nuance Communications. Ms. DiRico, age 41, obtained a Masters of Business Administration from Simmons College and a Bachelor of Business Administration from the University of Miami.

For our fiscal year ending September 30, 2026, Ms. DiRico’s annual salary was set at $575,000 and her target annual bonus was also set at $575,000, both of which will be prorated for the year. She will be paid a signing bonus of $255,000, such bonus to repaid to PTC in full if her employment is terminated by PTC for cause or she resigns on or before January 5, 2028. She will also be granted restricted stock units (“RSUs”) valued at $5,250,000 on the grant date (which RSUs replace a portion of her unvested equity awards at her current employer) and which RSUs will vest in two substantially equal annual installments in January 2027 and 2028; RSUs valued at $2,750,000 on the grant date, which RSUs will vest in three substantially equal installments in November 2026, 2027, and 2028; performance-based RSUs valued at $1,375,000 on the grant date that will vest in three substantially equal annual installments to the extent earned in November 2026, 2027, and 2028; and performance-based RSUs valued at $1,375,000 on the grant date that will vest to the extent earned in November 2028. Ms. DiRico will also be eligible to enter into PTC’s standard form of Executive Agreement that provides protection with respect to specified involuntary terminations of employment and in connection with a change in control of PTC.

On December 1, 2025, it was agreed that Kristian Talvitie, PTC’s Executive Vice President, Chief Financial Officer, will cease serving as such, and his last date of service will be December 31, 2025. Mr. Talvitie’s separation is not associated with or attributable to any disagreement with PTC on any matter relating to PTC’s operations, policies, or practices, including its accounting principles or practices, financial statements or disclosures, or internal controls.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On December 4, 2025, PTC affirmed its guidance for the full fiscal year ending September 30, 2026 and for its first fiscal quarter ending December 31, 2025 provided on November 5, 2025.

Forward-Looking Statements

Statements about our future financial and growth expectations are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate, which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect our ARR (Annual Run Rate) and/or financial results and cash flow and growth; our investments in our software solutions may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect our ARR and/or financial results and cash flow and growth; our go-to-market realignment and related initiatives may disrupt our business to a greater extent than we expect or may not generate the ARR and/or financial results or cash flow when or as we expect; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	4 December 2025	By:	/s/Aaron von Staats
Aaron von Staats Executive Vice President, Chief Legal Officer, Corporate Secretary